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                                                                    Exhibit 8(a)

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                                                  April 13, 1999

Bell Atlantic Corporation
1095 Avenue of the Americas
New York, NY 10036

Ladies and Gentlemen:

   We have acted as counsel to Bell Atlantic Corporation, a Delaware corporation ("Bell Atlantic"), in connection with (i) the Merger, as defined and described in the Agreement and Plan of Merger, dated as of July 27, 1998 (the "Merger Agreement"), among Bell Atlantic, Beta Gamma Corporation, a New York corporation and a newly-formed, wholly-owned subsidiary of Bell Atlantic ("Beta Gamma"), and GTE Corporation, a New York corporation ("GTE"), and (ii) the preparation and filing of the registration statement on Form S-4 (the "Registration Statement") including the joint proxy statement and prospectus (the "Joint Proxy Statement and Prospectus") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 13, 1999. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

   In connection with this opinion, we have examined the Merger Agreement, the Joint Proxy Statement and Prospectus and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, and the facts and representations concerning the Merger that have come to our attention during our engagement, and (ii) that the Merger will be consummated in the manner described in the Merger Agreement and the Joint Proxy Statement and Prospectus.

   Subject to the assumptions set forth above, the representations made to us by Bell Atlantic, Beta Gamma and GTE in their respective letters dated the date hereof and the assumptions and qualifications set forth in the discussion in the Joint Proxy Statement and Prospectus under the heading "The Merger Transaction--Material Federal Income Tax Consequences" (the "Discussion"), we hereby confirm the opinion of Skadden, Arps, Slate, Meagher & Flom LLP set forth in the Discussion. We express no opinion as to whether the Discussion addresses all of the United States federal income tax consequences of the Merger. In addition, we express no opinion as to the United States federal, state, local, foreign or other tax consequences, other than as set forth in the Discussion. Further there can be no assurances that the Internal Revenue Service (the "IRS") or a court considering the tax consequences of the Merger will agree with the opinion expressed herein. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulations S-K under the Securities Act of 1933, as amended (the "Securities Act").

   In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any information, document, corporate record, covenant, statement, representation or assumption stated herein which becomes untrue or incorrect.
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   This letter is furnished solely for use by Bell Atlantic and its stockholders in connection with the Merger, as described in the Merger Agreement and the Joint Proxy Statement and Prospectus, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the headings "The Merger Transaction-- Material Federal Income Tax Consequences," "Summary of The Merger Agreement-- Conditions in the Merger Agreement" and "Legal Matters" in the Joint Proxy Statement and Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP
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                                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP